UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2011

ELITE ENERGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	333-168184	26-3936718
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

848 Stewart Drive, Suite 101 Sunnyvale, California 94085
(Address of principal executive offices and zip code)

(888) 209-9909
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

On April 10, 2011, the Board of Directors of Elite Energies, Inc. (“we” or the “Company”) appointed Mrs. Ai Huan Liu as director of the Company and increased the size of the Board of Directors from nine (9) to ten (10).

The biographical information regarding the new independent director is listed below:

Mrs. Ai Huan Liu

Mrs. Liu, age 53, has over thirty years in management and marketing industry in China. Before joining the Company, Mrs. Liu was the vice president of Chinese Business Association of Hunan Province since 2009. From 2005 to 2009, she was the founder and owner of Huihuan Consulting, Inc., an U.S. company founded by Mrs. Liu after she immigrated to United States from China with her family. From 2004 to 2005, she was the vice president of Women’s Chamber of Commerce of Hunan Province. From 1990 to 2004, she was the vice president of Federation of Industry and Commerce of Hunan Province. Before that, Mrs. Liu worked as the president of Chenzhou Xu Hui Gas Co., Ltd since 1988, the first acetylene manufacturing plant in Hunan province and the largest gas manufacturing plant company in Hunan Province, China producing various gas products to customers throughout the major cities over the southern part of China, such as Guangzhou, Zhuhai, Shaoguan, and Shenzhen.  Mrs. Liu graduated from Hunan Arts and Crafts Vocational College in 1979 with a Bachelor degree.

Mrs. Liu is committed to devote 20% of her time in the Company’s business. We believe with Mrs. Liu’s extensive experience in the energy industry and her strong business relationships with provincial authorities in China, she will contribute exceptional value to the shareholders of Elite Energies.

Family Relationships

Mrs. Liu does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

On April 10, 2011, we entered into an Agreement for Board of Directors (the “Director Agreement”) with Mrs. Liu with no definite term. She will not receive a fee for attending each Board of Directors meeting or meeting of a Committee of the Board of Directors. She will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board of Directors and Committee meetings. Mrs. Liu will receive no annual salary as the compensation.

Our Board of Directors approved the Director Agreement on April 10, 2011.  The Director Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

 ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Director Agreement between Mrs. Ai Huan Liu and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELITE ENERGIES, INC.

Dated: April 14, 2011	By:	/s/ Spencer Luo
Name: Spencer Luo
Title: Chief Executive Officer and President